Exhibit 10.40

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

AMENDMENT NO. 5 TO THE NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 5 ("the Amendment'') to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc. ("Distributor"), a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina, 29615, and Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 ("Cisco"), is effective as of the date of last signature below (the "Amendment Effective Date"). All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

WHEREAS, Cisco and Distributor previously entered into a Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (the "Agreement"); and

WHEREAS, Cisco and Distributor desire to add authorization for distribution to Resellers with

U.S.	Federal Government End Users;

NOW THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all of the parties to this Amendment, Cisco and Distributor hereby represent, covenant and agree as follows:

1.	The following definition is added to Section 1.0 (Definitions):

U.S. Federal Government is an executive, legislative or judicial branch agency of the United States Government or a U.S. Government corporation that was specifically formed and is currently existing under an Act of Congress, as well as any government-owned, contractor-operated ("GOCO") facilities and establishments.

2.	Section 9.4 (Restricted Rights) is added:

9.4
Restricted Rights. Software is provided to all agencies, departments, and other units of the United States Government except for the Department of Defense and its constituent agencies with LIMITED RIGHTS. Related documentation is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the US Government, except for the Department of Defense and its constituent agencies, is subject to the restrictions set forth in subparagraph (c) of the "Commercial Computer Software-Restricted Rights" clause at FAR 52.227-19. In the event of a sale to the Department of Defense or its constituent agencies, the US Governments rights in Software, supporting documentation, and technical data are subject to the restrictions in the 'Commercial Computer Software and Commercial Computer Software Documentation" clause at DFARS 227.7202.

3.	Section 20.1 (Government/Military Sales) is added:

20.1
Government/Military Sales. Distributor hereby certifies that none of the Products, Services, or technical data supplied by Cisco under this Agreement will be knowingly sold or otherwise transferred to, or made available for use by or for, any government or military end-user or in any government or military end-use located in or operating under the authority of any country not identified in Supplement No. 1, Country Group Al to Part 740 of the EAR without US or other country's export authorizations.

4.	Section 20.2 is added:

Exhibit 10.40

20.2
If Distributor’s customers elect to sell Cisco’s Products (including supplies, software, documentations or services) to the U.S. Government or to a prime contractor selling to the U.S. Government, the Products are “commercial items” as that term is defined at 48 C.F.R. 2.101. Cisco will comply with provisions of FAR 52.244-6, Subcontracts for Commercial Items and Commercial Components. Should U.S. Government End Users acquire Products that consist of “commercial computer software” and “commercial computer software document” as such terms are used in 48 C.F.R. 12.212, which generally limits their rights to the licenses customarily provided by Cisco to the public, as provided in FAR 52.227-19.

5. Section 20.3 is added:

Cisco and Distributor further agree to provisions regarding sales to the Federal government in Exhibit H.

6.	Exhibit H (Distribution to Federal Government Terms) is hereby added.

7.
The Term of the Agreement is hereby renewed for one year from the Effective Date, unless sooner terminated as provided for in the Agreement. If the Agreement expired prior to the Amendment Effective Date, any orders received and Products and Services purchased between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this Amendment. The parties further agree that if Distributor places Purchase Orders after the expiration of the Agreement, and Cisco accepts such Purchase Orders, then any such Purchase Orders shall be governed by the terms and conditions of the Agreement; provided however that acceptance by Cisco of any Purchase Order placed after the Agreement has expired will not be considered as an extension of the term of the Agreement nor a renewal thereof. Notwithstanding Cisco’s right to extend the term of the Agreement, each party acknowledges that the Agreement shall always be interpreted as being limited in duration to a definite term and that the other party has made no commitments whatsoever regarding the renewal of the Agreement beyond those expressly agreed in writing.

8.
This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for the purpose of this Amendment.

Exhibit 10.40

EXHIBIT H
DISTRIBUTION TO FEDERAL GOVERNMENT TERMS

In addition to the requirements set forth elsewhere in this Agreement for resale of Products generally, the following additional requirements shall apply to Distributor's resale of Products to Resellers who resell such Product to the U.S. Federal Government:

1.0	Distributor shall have sales specialists with an understanding of Government regulations and Government terms and conditions to support Resellers in the federal government marketplace.

2.0	Distributor shall maintain a configuration facility for systems integration and testing in support of federal government specific contracts and opportunities for Resellers.

3.0
Distributor will not distribute Products under this Agreement through a General Services Administration ("GSA") schedule contract, California Multiple Award Schedule ("CMAS"), or other schedule contracts. This Agreement shall not be construed by Distributor as a representation that Cisco will furnish supplies needed by Distributor to fulfill any of Distributor's GSA, CMAS, or similar contract obligations under any schedule contract.

4.0
The federal government contract flowdown provisions set forth in Section 6.0 of this Exhibit are applicable to Purchase Orders for U.S. Federal Government End Users. Cisco does not accept any additional or modified flowdown provisions, including but not limited to Federal Acquisition Regulation ("FAR"), Department of Defense ("DoD") FAR Supplement ("DFARS"), or NASA FAR Supplement ("NSF") provisions, notwithstanding existence of such provisions on Distributor's Purchase Orders or supplementary documentation or Cisco's acceptance of such Purchase Orders or documentation.

5.0	[*****]

6.0
This Agreement pertains to the sale of "commercial items' as that term is defined under FAR 2.101 and FAR Part 12. Notwithstanding any other clause in the prime contract, only those clauses identified in 52.212-5(e) and 52.244-6 are required to be in subcontract agreements for commercial items or commercial components (see further, FAR 12.502(b), 44.402(b)). The following FAR clauses, identified in 52.212-5(e) and 52.244-6 are hereby incorporated by reference, with the same force and effect as if they were given in full.

52.203-13     Contractor Code of Business Ethics and Conduct (Dec 2008)

52.203-15	Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (Jun 2010)

52.219-8	Utilization of Small Business Concerns (May 2004) Equal Opportunity (Mar 2007) (E.O. 11246)

52.222-26	Equal Opportunity (Mar 2007) (E.O. 11246)

52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006)
52.222-36    Affirmative Action for Workers with Disabilities (Jun 1998)

52.222-40	Notification of Employee Rights under the National Labor Relations Act (Dec 2010) (E.O. 13496)
52.222-41     Service Contract Act of 1965 (Nov 2007)
52.222-50    Combating Trafficking in Persons (Aug 2007) (22 U.S.C. 7104(g))

52.222-51	Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (Nov 2007)

52.222-53	Exemption from Application of the Service Contract Act to Contracts for Certain Services-Requirements (Feb 2009)
52.222-54     Employment Eligibility Verification (Jan 2009)
52.226-6     Promoting Excess Food Donation to Nonprofit Organizations (Mar 2009)
52.247-64    Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006)